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[IRIS GRAPHIC]                                                      NEWS RELEASE
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CONTACTS:  MARTIN S. MCDERMUT, VP FINANCE & ADMINISTRATION, CFO
           818-709-1244 OR
           ROBERT FROST, ECOM CONSULTANTS
           212-391-9475                                    FOR IMMEDIATE RELEASE
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                   IRIS awarded $132,500 by arbitration panel

         CHATSWORTH, CA, October 11, 1999 -- International Remote Imaging Systems, Inc. or IRIS, (AMEX: IRI), a leading manufacturer and worldwide marketer of automated in vitro diagnostic (IVD) imaging systems used to enhance productivity and improve outcomes in genetics, urinalysis and cytology, announced today that its arbitration with Digital Imaging Technologies, Inc.
(DITI), the former owner of its Perceptive Scientific Instruments (PSI) genetic analysis business, resulted in an award to IRIS of $132,500.

         The arbitration was conducted under the auspices of the American Arbitration Association. The arbitration panel found that while certain representations, warranties and covenants in the purchase agreement for the transaction had been breached by DITI, the panel found, for most part, these did not result in damage to IRIS.

         IRIS designs, develops, manufactures and markets IVD imaging systems based on its patented and proprietary AIM technology for automating microscopic procedures performed in hospital and reference clinical laboratories and genetics laboratories, worldwide. Its major product lines are The Yellow IRIS(R) family of urinalysis workstations, the PowerGene(TM) line of cytogenetic analyzers and the StatSpin line of centrifugal specimen preparation devices.


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